EXHIBIT 3.1

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

BRIDGEWATER BANCSHARES, INC.

(Original Articles of Incorporation filed April 21, 2005;

Amendment to the Articles of Incorporation filed August 31, 2015;

Amended and Restated Articles of Incorporation filed February 28, 2018)

Bridgewater Bancshares, Inc., a Minnesota corporation originally incorporated on April 21, 2005 and organized and existing under Chapter 302A of the Minnesota Business Corporation Act, as amended (the “MBCA”), does hereby certify that the Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) set forth below have been duly adopted in accordance with Sections 302A.131 and 302A.135 of the MBCA.

ARTICLE I

NAME

The name of the corporation is Bridgewater Bancshares, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The registered office of the Corporation is located at 3800 American Boulevard West, Suite 100, Bloomington, Minnesota 55431.

ARTICLE III

CAPITAL STOCK

(A)The total number of shares the Corporation is authorized to issue shall be 85,000,000, of which (i)  75,000,000 shares shall be common stock, par value $0.01 per share (the “Common Stock”), and (ii)  10,000,000 shares shall be preferred stock, par value $0.01 (the “Preferred Stock”).

(B)The Board of Directors of the Corporation is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

ARTICLE IV

PURPOSE

The purpose of the Corporation is to engage in any business purpose or purposes for which corporations may be formed under the MBCA.

ARTICLE V

POWERS

Subject to any limitations set forth by Minnesota statute or these Articles of Incorporation, the Corporation shall have all the powers necessary or convenient to carry out the purposes for which it is incorporated.

ARTICLE VI

PREEMPTIVE RIGHTS

No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation, except to the extent provided by written agreement with the Corporation.

ARTICLE VII

CUMULATIVE VOTING

The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the Corporation.

ARTICLE VIII

ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined solely by the resolution of the Board of Directors in its sole and absolute discretion.

ARTICLE IX

NUMBER, CLASS AND TERM OF DIRECTORS

(A)NUMBER OF DIRECTORS. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. Subject to the rights of the holders of one or more series of Preferred Stock then outstanding as provided for or fixed pursuant to the provisions of Article III, the total number of directors constituting the entire Board of Directors of the Corporation shall be no fewer than five nor more than eleven, with the then-authorized number of directors fixed from time to time by the Board of Directors.

(B)CLASSES OF DIRECTORS. Other than those directors, if any, elected by the holders of any series of Preferred Stock pursuant to Article III, the Board of Directors shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. In the case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal in number as possible. No decrease in the number of directors shall shorten the term of any incumbent director.

(C)TERM OF OFFICE. Except for the terms of such additional directors, if any, as elected by the holders of any series of Preferred Stock and as provided for or fixed pursuant to the provisions of Article III hereof, each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for an initial term expiring at the Corporation’s first annual meeting of shareholders following the effectiveness of this provision; each director initially appointed to Class II shall serve for an initial term expiring at the Corporation’s second annual meeting of shareholders following the effectiveness of this provision; and each director initially appointed to Class III shall serve for an initial term expiring at the Corporation’s third annual meeting of shareholders following the effectiveness of this provision; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

(D)REMOVAL. Except for such additional directors, if any, as elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article III hereof, any director may be removed from office only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of the capital stock of the  Corporation entitled to vote in any annual election of directors or class of directors, voting together as a single class.

(E)VACANCIES.  Subject to the rights of the holders of one or more series of Preferred Stock then outstanding as provided for or fixed pursuant to the provisions of Article III, vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall be filled solely by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the shareholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

ARTICLE X

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Subject to the limitations of applicable federal and state banking laws and regulations, the Corporation shall indemnify the present and former officers and directors of the Corporation for such expenses and liabilities, in such manner, under such circumstances and to the fullest extent as required or permitted by the MBCA, as in effect from time to time, or as required or permitted by other provisions of law. Subject to the limitations of applicable federal and state banking laws and regulations, the Board may authorize the purchase and maintenance of insurance and the execution of individual agreements for the purpose of such indemnification, and the Corporation shall advance all reasonable costs and expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under this Article X, all in the manner, under the circumstances and to the extent permitted by the MBCA, as in effect from time to time. Unless otherwise approved by the Board, the Corporation shall not indemnify any employee of the Corporation who is not otherwise entitled to indemnification pursuant to this Article X.

ARTICLE XI

LIMITATION OF LIABILITY

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article XI shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 302A.559 or 80A.76 of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article XI (including any predecessor provision).  No amendment to or repeal of this Article XI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE XII

DIRECTOR ACTION WITHOUT A MEETING

The Board of Directors of the Corporation may take any action, other than an action requiring shareholder approval, by written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present.

ARTICLE XIII

CONTROL SHARE ACQUISITIONS

The Corporation shall be subject to the provisions of Section 302A.671 of the MBCA.

ARTICLE XIV

BUSINESS COMBINATION ACT

The Corporation shall be subject to the provisions of Section 302A.673 of the MBCA.

* * * * *

I, the undersigned, certify that I am signing this document as the person whose signature is required, or as agent of the person whose signature would be required who has authorized me to sign this document on such person’s behalf, or in both capacities. I further certify that the information in this document is true and correct and in compliance with the MBCA. I further certify that these Second Amended and Restated Articles of Incorporation have been approved by the shareholders pursuant to the MBCA.  I understand that by signing this document, I am subject to the penalties of perjury as set forth in Minn. Stat. Ann. § 609.48 as if I had signed this document under oath.

These Second Amended and Restated Articles of Incorporation shall be effective on the day they are filed with the Secretary of State.

Date: April 23, 2019

/s/ Jerry Baack
Signature of Authorized Person

Jerry Baack
Printed or Typed Name of Authorized Person

President and CEO
Title of Authorized Person